Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deswell Industries, Inc.

17B, Edificio Commercial Rodrigues,
599 Avenida da Praia Grande, Macao,
Special Administrative Region, PRC

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-110236, 333-130738, 333-147790 and 333-171314) of Deswell Industries, Inc. of our report dated August 2, 2011, relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ BDO Limited

_____________________
BDO Limited

Hong Kong, July 20, 2012